Exhibit 1(n)
                               THE RBB FUND, INC.

                          ARTICLES SUPPLEMENTARY TO THE
                                     CHARTER

              THE RBB FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of thirty billion (30,000,000,000) shares of common stock, par value $.001 per share, has adopted a unanimous resolution increasing the number of shares of common stock that are classified (but not increasing the aggregate number of authorized shares) into separate classes by:

         classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class DD Common Stock (Warburg Pincus Growth & Income Series 2);

     classifying an additional one hundred million (100,000,000) of the previously authorized, unissued and unclassified shares of the common stock, par value $.001 per share, with an aggregate par value of fifty thousand dollars ($50,000), as Class EE Common Stock (Warburg Pincus Balanced Series 2);

              SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

              A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions or redemption of each class of common stock of the Corporation is set forth in Article VI, Section (6) of the Corporation's Charter, and has not been changed by the Board of Directors of the Corporation; PROVIDED HOWEVER that only the Series 2 Class Shares of the Warburg Pincus Growth & Income and Warburg Pincus Balanced Funds shall be permitted to vote on distribution and shareholder servicing arrangements with financial institutions which pertain solely to said Series 2 Classes of shares.

              THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

              FOURTH: Immediately before the increase in the number of shares of common stock that have been classified into separate classes:

                     (a) the Corporation had authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes was thirty million dollars ($30,000,000);

               (b) the number of authorized shares of each class was as follows:
Class A - one hundred million (100,000,000), par value $.001 per share; Class B
- one hundred million (100,000,000), par value $.001 per share; Class C - one hundred million (100,000,000), par value $.001 per share; Class D - one hundred million (100,000,000), par value $.001 per share; Class E - one billion (1,000,000,000), par value $.001 per share; Class F - five hundred million (500,000,000), par value $.001 per share; Class G - five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million - (500,000,000), par value $.001 per share; Class I - one billion (1,000,000,000), par value $.001 per share; Class J - five hundred million (500,000,000), par value $.001 per share; Class K - five hundred million (500,000,000), par value $.001 per share; Class L - one billion five hundred million (1,500,000,000), par value $.001 per share; Class M - five hundred million (500,000,000), par value $.001 per share; Class N - five hundred million (500,000,000), par value $.001 per share; Class O - five hundred million (500,000,000), par value $.001 per share; Class P - one hundred million (100,000,000), par value $.001 per share; Class Q - one hundred million (100,000,000), par value $.001 per share; Class R
- five hundred million (500,000,000), par value $.001 per share; Class S - five hundred million (500,000,000), par value $.001 per share; Class T - five hundred million (500,000,000), par value $.001 per share; Class U - five hundred million (500,000,000), par value $.001 per share; Class V - five hundred million (500,000,000), par value $.001 per share; Class W one hundred million (100,000,000), par value $.001 per share; Class X fifty million (50,000,000), par value $.001 per share; Class Y fifty million (50,000,000), par value $.001 per share; Class Z fifty million (50,000,000), par value $.001 per share; Class AA - fifty million (50,000,000), par value $.001 per share; Class BB - fifty million (50,000,000), par value $.001 per share; Class CC - fifty million (50,000,000), par value $.001 per share; Class Alpha 1 - one million (1,000,000), par value $.001 per share; Class Alpha 2 one million (1,000,000), par value $.001 per share; Class Alpha 3 - one million (1,000,000), par value $.001 per share; Class Alpha 4 - one million (1,000,000), par value $.001 per share; Class Beta 1 - one million (1,000,000), par value $.001 per share; Class Beta 2 - one million (1,000,000), par value $.001 per share; Class Beta 3 - one million (1,000,000), par value $.001 per share; Class Beta 4 - one million (1,000,000), par value $.001 per share; Class Gamma 1 - one million (1,000,000), par value $.001 per share; Class Gamma 2 - one million (1,000,000), par value $.001 per share; Class Gamma 3 one million (1,000,000), par value $.001 per share; Class Gamma 4 - one million (1,000,000), par value $.001 per share; Class Delta 1 - one million (1,000,000), par value $.001 per share; Class Delta 2 - one million (1,000,000), par value $.001 per share; Class Delta 3 - one million (1,000,000), par value $.001 per share; Class Delta 4 - one million (1,000,000), par value $.001 per share; Class Epsilon 1 - one million (1,000,000), par value $.001 per share; Class Epsilon 2 - one million (1,000,000), par value $.001 per share; Class Epsilon 3 - one million (1,000,000), par value $.001 per share; Class Epsilon 4 - one million (1,000,000), par value $.001 per share; Class Zeta 1 - one million (1,000,000), par value $.001 per share; Class Zeta 2 - one million (1,000,000), par value $.001 per share; Class Zeta 3 - one million (1,000,000), par value $.001 per share; Class Zeta 4 - one million (1,000,000), par value $.001 per share; Class Eta 1 - one million (1,000,000), par value $.001 per share; Class Eta 2 - one million (1,000,000), par value $.001 per share; Class Eta 3 - one million (1,000,000), par value $.001 per share; Class Eta 4 - one million (1,000,000), par value $.001 per share; Class Theta 1 - one million (1,000,000), par value $.001 per share; Class Theta 2 - one million (1,000,000), par value $.001 per share; Class Theta 3 - one million (1,000,000), par value $.001 per share; Class Theta 4 - one million (1,000,000), par value $.001 per share; for a total of ten billion five hundred thirty-two million (10,532,000,000) shares classified into separate classes of common stock.

               FIFTH: After the increase in the number of shares of common stock that have been classified into separate classes shall be as follows:

               (a). the Corporation shall have the authority to issue thirty billion (30,000,000,000) shares of its common stock and the aggregate par value of all the shares of all classes is now thirty million dollars ($30,000,000); and

               (b) the number of authorized shares of each class is now as follows: Class A - one hundred million (100,000,000), par value $.001 per share; Class B - one hundred million (100,000,000), par value $.001 per share; Class C
- one hundred million (100,000,000), par value $.001 per share; Class D - one hundred million (100,000,000), par value $.001 per share; Class E - one billion (1,000,000,000), par value $.001 per share; Class F - five hundred million (500,000,000), par value $.001 per share; Class G - five hundred million (500,000,000), par value $.001 per share; Class H - five hundred million (500,000,000), par value $.001 per share; Class I - one billion (1,000,000,000), par value $.001 per share; Class J - five hundred million (500,000,000), par value $.001 per share; Class K - five hundred million (500,000,000), par value $.001 per share; Class L - one billion five hundred million (1,500,000,000), par value $.001 per share; Class M - five hundred million (500,000,000), par value $.001 per share; Class N - five hundred million (500,000,000), par value $.001 per share; Class 0 - five hundred million (500,000,000), par value $.001 per share; Class P - one hundred million (100,000,000), par value $.001 per share; Class Q - one hundred million (100,000,000), par value $.001 per share; Class R
- five hundred million (500,000,000), par value $.001 per share; Class S - five hundred million (500,000,000), par value $.001 per share; Class T - five hundred million (500,000,000), par value $.001 per share; Class U - five hundred million (500,000,000), par value $.001 per share; Class V - five hundred million (500,000,000), par value $.001 per share; Class W - one hundred million (100,000,000), par value $.001 per share; Class X fifty million (50,000,000), par value $.001 per share; Class Y fifty million (50,000,000), par value $.001 per share; Class Z fifty million (50,000,000), par value $ 001 per share; Class AA - fifty million (50,000,000), par value $.001 per share; Class BB - fifty million (50,000,000), par value $.001 per share; Class CC - fifty million (50,000,000), par value $.001 per share; Class DD - one hundred million ((100,000,000), par value $.001 per share; Class EE - one hundred million ((100,000,000), par value $.001 per share; Class Alpha 1 - one hundred million ((100,000,000), par value $.001 per share; Class Alpha 2 - one hundred million ((100,000,000), par value $.001 per share; Class Alpha 3 - one hundred million (100,000,000), par value $.001 per share; Class Alpha 4 - one hundred million ((100,000,000), par value $.001 per share; Class Beta 1 - one hundred million ((100,000,000), par value $.001 per share; Class Beta 2 - one million (1,000,000), par value $.001 per share; Class Beta 3 - one million (1,000,000), par value $.001 per share; Class Beta 4 - one million (1,000,000), par value $.001 per share; Class Gamma 1 - one million (1,000,000), par value $.001 per share; Class Gamma 2 - one million (1,000,000), par value $.001 per share; Class Gamma 3 - one million.(l,000,000), par value $.001 per share; Class Gamma 4 - one million (1,000,000), par value $.001 per share; Class Delta 1 - one million (1,000,000), par value $.001 per share; Class Delta 2 - one million (1,000,000), par value $.001 per share; Class Delta 3 - one million (1,000,000), par value $.001 per share; Class Delta 4 - one million (1,000,000), par value $.001 per share; Class Epsilon 1 - one million (1,000,000), par value $.001 per share; Class Epsilon 2 - one million (1,000,000), par value $.001 per share; Class Epsilon 3 one million (1,000,000), par value $.001 per share; Class Epsilon 4 - one million (1,000,000), par value $.001 per share; Class Zeta 1 one million (1,000,000), par value $.001 per share; Class Zeta 2 - one million (1,000,000), par value $.001 per share; Class Zeta 3 one million (1,000,000), par value $.001 per share; Class Zeta 4 - one million (1,000,000), par value $.001 per share; Class Eta 1 - one million (1,000,000), par value $.001 per share; Class Eta 2 - one million (1,000,000), par value $.001 per share; Class Eta 3 - one million (1,000,000), par value $.001 per share; Class Eta 4 - one million (1,000,000), par value $.001 per share; Class Theta 1 - one million (1,000,000), par value $.001 per share; Class Theta 2 - one million (1,000,000), par value $.001 per share; Class Theta 3 - one million (1,000,000), par value $.001 per share; Class Theta 4 - one million (1,000,000), par value $.001 per share; for a total of ten billion seven hundred thirty-two million (10,732,000,000) shares classified into separate classes of common stock.
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               IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed and attested in its name and on its behalf by its President and Secretary on October 26, 1994.

 ATTEST:                            THE RBB FUND, INC.

 /s/MORGAN R. JONES                 /s/EDWARD J. ROACH
 ------------------                 ------------------
 Morgan R. Jones                    Edward J. Roach
 Secretary                          President


         THE UNDERSIGNED, President of The RBB Fund, Inc., who executed on behalf of said corporation the foregoing Articles supplementary to the Charter, of which this certificate is made part, hereby acknowledges, in the name and an behalf of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

 /s/EDWARD J. ROACH
 ------------------
 Edward J. Roach
 President